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                                                                    Exhibit 99.1

Evergreen Solar, Inc. Investor Relations

P r e s s    R e l e a s e                                       [LOGO]
                                                               EVERGREEN
                                                                 SOLAR

CONTACT:
Evergreen Solar, Inc.
Richard G. Chleboski, CFO
Tel: (781) 890-7117
Fax: 781-890-7141
info@evergreensolar.com
------------------------

Evergreen Solar, Inc. (ticker: ESLR, exchange: NASDAQ) News Release-28-Feb-2001
================================================================================
           EVERGREEN SOLAR SCHEDULES FOURTH QUARTER 2000 EARNINGS DATE

WALTHAM, Mass.--(BUSINESS WIRE)--Feb. 28, 2001--Evergreen Solar, Inc. (NASDAQ:ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) panels for the worldwide market, today announced that the Company is scheduled to release Fourth Quarter and Year-End financial results after the close of market Eastern Time on Tuesday, March 6, 2001. An accompanying conference call will be held on Wednesday, March 7, 2001 at 10:00 a.m. ET.

A live webcast of the conference call be available online at www.evergreensolar.com. In addition, a replay of the call will be available from March 7, 2001 - March 14, 2001. The replay dial-in numbers are (800) 642-1678 for domestic callers, and (706) 645-9291 for international. Please use reservation code 550698.

The information in this press release is subject to change.

About Evergreen Solar, Inc.

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign green power.

Evergreen Solar(R) is a registered trademark and String Ribbon(TM) is a trademark of Evergreen Solar, Inc.

CONTACT: Evergreen Solar, Inc.
         Richard G. Chleboski
         Chief Financial Officer
         781-890-7117
         info@evergreensolar.com
         or
         Investors/Media:
         The Ruth Group
         Stephanie Carrington
         646-536-7017
         scarrington@theruthgroup.com